                                                        DISTRIBUTION AGREEMENT
                                                        ----------------------

         AGREEMENT made as of the 1st day of July, 2002, by and between Lutheran  Brotherhood  Variable  Insurance  Products Company, a
fraternal  benefit  society  organized  under the laws of the state of  Minnesota  ("LBVIP"),  on its own behalf and on behalf of LBVIP
Variable  Insurance  Account (the "Variable  Account"),  and Thrivent  Investment  Management Inc., a Delaware  corporation  ("Thrivent
Investment Mgt.").

                                                              WITNESSETH:
                                                              -----------

         WHEREAS,  the Variable  Account is a separate  investment  account of LBVIP for the sale of flexible  premium  life  insurance contracts  ("Contracts")  registered  with the  Securities and Exchange  Commission  pursuant to the Securities Act of 1933, as amended
(the "1933 Act"); and

         WHEREAS,  the Variable  Account is registered as a unit investment  trust under the Investment  Company Act of 1940 (the "1940
Act"); and

         WHEREAS,  Thrivent  Investment  Mgt.  is  registered  as a  broker-dealer  under  the  Securities  Exchange  Act of 1934  (the
"Securities Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

         WHEREAS,  LBVIP and Thrivent  Investment Mgt. wish to enter into an agreement to have Thrivent  Investment Mgt. act as LBVIP's principal underwriter for the sale of the Contracts through the Variable Account;

         NOW, THEREFORE, the parties agree as follows:

         1.       Appointment of the Distributor
                  ------------------------------

                  LBVIP agrees that during the term of this  Agreement it will take all action which is required to cause the Contracts to  comply as an  insurance  product  and a  registered  security  with all  applicable  federal  and state  laws and regulations.  LBVIP appoints  Thrivent  Investment  Mgt. and Thrivent  Investment Mgt. agrees to act as the principal underwriter  for the sale of  Contracts  to the  public  during  the term of this  Agreement  in each state and other jurisdiction  in which such Contracts may lawfully be sold.  Thrivent  Investment  Mgt. shall offer the Contracts for sale and  distribution  at premium  rates set by LBVIP.  Applications  for the Contracts  shall be solicited  only by representatives  duly and appropriately  licensed or otherwise qualified for the sale of such Contracts in each state
                  or  other  jurisdiction.   LBVIP  shall  undertake  to  appoint  Thrivent  Investment  Mgt.'s  qualified   registered
                  representatives  as life  insurance  or  annuity  agents of LBVIP.  Completed  applications  for  Contracts  shall be transmitted  directly to LBVIP for  acceptance or rejection in accordance  with  underwriting  rules  established  by
                  LBVIP.  Initial  premium  payments  under the Contracts  shall be made by check payable to LBVIP and shall be held at all times by Thrivent  Investment  Mgt.  or its  registered  representatives  in a fiduciary  capacity  and  remitted promptly to LBVIP.  Anything in this Agreement to the contrary  notwithstanding,  LBVIP retains the ultimate right to control the sale of the Contracts and to appoint and discharge life insurance  agents of LBVIP.  Thrivent  Investment
                  Mgt. shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement.

         2.       Sales Agreements
                  ----------------

A.       Thrivent  Investment  Mgt. is hereby  authorized to enter into separate  written  agreements,  on such terms and conditions as
         Thrivent  Investment  Mgt. may determine  not  inconsistent  with this  Agreement,  with one or more  registered representatives  who agree to participate in the  distribution  of Contracts.  Such  registered  representatives shall  be  registered  as  securities  agents  with  the  NASD.  Thrivent  Investment  Mgt.  and its  registered representatives soliciting applications for Contracts shall also be duly and appropriately licensed,  registered or otherwise  qualified for the sale of such Contracts (and the riders and other policies  offered in connection therewith)  under the insurance laws and any applicable  securities laws of each state or other  jurisdiction in which LBVIP is authorized to offer the Contracts.  Thrivent  Investment Mgt. shall have the  responsibility  for ensuring that its registered  representatives  are properly  supervised.  Thrivent  Investment Mgt. shall assume
         any  legal   responsibilities   of  LBVIP  for  the  acts,   commissions  or  defalcations  of  such  registered
         representatives  insofar as they relate to the sale of the Contracts.  Applications  for Contracts  solicited by
         Thrivent  Investment Mgt.  through its registered  representatives  shall be transmitted  directly to LBVIP. All premium  payments  under the Contracts  shall be made by check to LBVIP and, if received by Thrivent  Investment
         Mgt., shall be held at all times in a fiduciary capacity and remitted promptly to LBVIP.

B.       With the consent of LBVIP, Thrivent Investment Mgt. also may employ such other person, persons,  corporation,  or corporations in order to assist it in carrying out this Contract.

         3.       Life Insurance or Annuity Licensing
                  -----------------------------------

                  LBVIP shall be responsible  for ensuring that the registered  representatives  are duly qualified under the insurance laws of the applicable jurisdictions to sell the Contracts.

         4.       Suitability
                  -----------

                  LBVIP wishes to ensure that  Contracts  sold by Thrivent  Investment  Mgt. will be issued to purchasers  for whom the
                  Contract  will be  suitable.  Thrivent  Investment  Mgt.  shall  take  reasonable  steps to ensure  that the  various registered  representatives  appointed by it shall not make recommendations to an applicant to purchase a Contract in the absence of  reasonable  grounds to believe  that the  purchase of the  Contract is suitable  for such  applicant.
                  While not limited to the  following,  a  determination  of suitability  shall be based on information  furnished to a registered  representative  after  reasonable  inquiry of such  applicant  concerning the  applicant's  insurance and investment  objectives,  financial  situation and needs,  and the likelihood that the applicant will continue to make the premium payments contemplated by the Contracts.

         5.       Promotion Materials
                  -------------------

                  LBVIP shall have the  responsibility  for furnishing to Thrivent  Investment Mgt. and its registered  representatives sales promotion  materials and individual sales proposals related to the sale of the Contracts.  Thrivent  Investment
                  Mgt. shall not use any such materials that have not been approved by LBVIP.

         6.       Compensation
                  ------------

                  LBVIP shall arrange for the payment of commissions to those registered  representatives  of Thrivent  Investment Mgt.
                  who are entitled  thereto in connection with the sale of the Contracts on behalf of Thrivent  Investment Mgt., in the amounts and on such terms and conditions as LBVIP and Thrivent  Investment  Mgt. have  determined in accordance  with the contracts with the registered representatives.

                  LBVIP shall reimburse  Thrivent  Investment Mgt. for the costs and expenses  incurred by Thrivent  Investment Mgt. in furnishing or obtaining the services,  materials and supplies required by the terms of this Agreement, in the initial sales efforts and the continuing obligations hereunder.

         7.       Records
                  -------

                  Thrivent  Investment Mgt. shall have the  responsibility  for maintaining  the records of  representatives  licensed, registered  and  otherwise  qualified to sell the  Contracts.  Thrivent  Investment  Mgt.  shall  maintain such other records as are required of it by  applicable  laws and  regulations.  The books,  accounts and records of LBVIP,  the
                  Variable Account and Thrivent  Investment Mgt. shall be maintained to clearly and accurately  disclose the nature and details of the  transactions.  All  records  maintained  by  Thrivent  Investment  Mgt.  or in  connection  with this
                  Agreement  shall be the property of LBVIP and shall be returned to LBVIP upon  termination  of this  Agreement,  free from any claims or retention of rights by Thrivent  Investment Mgt. Thrivent  Investment Mgt. shall keep confidential any  information  obtained  pursuant  to this  Agreement  and  shall  disclose  such  information,  only if LBVIP has authorized such  disclosure,  or if such disclosure is expressly  required by applicable  federal or state regulatory authorities.

         8.       Investigations and Proceedings
                  ------------------------------

                  A.       Thrivent  Investment  Mgt. and LBVIP agree to cooperate  fully in any  insurance  regulatory  investigation, proceeding  or  judicial  proceeding  arising  in  connection  with the  Contracts  distributed  under  this
                           Agreement.  Thrivent  Investment  Mgt.  and  LBVIP  further  agree  to  cooperate  fully  in any  securities regulatory  investigation,  proceeding or judicial  proceeding  with respect to LBVIP,  Thrivent  Investment
                           Mgt.,  their  affiliates  and their  agents or  representatives  to the extent  that such  investigation  or proceeding is in connection  with Contracts  distributed  under this  Agreement.  Thrivent  Investment  Mgt.
                           shall  furnish  applicable  federal and state  regulatory  authorities  with any  information  or reports in connection with its services under this Agreement  which such  authorities may request in order to ascertain whether the LBVIP's  operations  are being  conducted  in a manner  consistent  with any  applicable  law or regulation.

                  B.       In the case of a  written  customer  complaint,  Thrivent  Investment  Mgt.  and  LBVIP  will  cooperate  in investigating  such  complaint  and any response to such  complaint  will be sent to the other party to this
                           Agreement  for  approval  not less than  five  business  days  prior to its being  sent to the  customer  or regulatory  authority,  except that if a more prompt  response is required,  the proposed  response shall be communicated by telephone or electronic transmission.

         9.       Termination
                  -----------

                  This Agreement  shall terminate  automatically  upon its assignment by either party without the prior written consent of both parties.  This  Agreement  may be  terminated  at any time by either party on 60 days' written  notice to the other party,  without the payment of any penalty.  Upon termination of this Agreement all authorizations,  rights and obligations  shall cease except the  obligation  to settle  accounts  hereunder,  including  commissions  on premiums subsequently received for Contracts in effect at time of termination, and the agreements contained in
                  Paragraph 8 hereof.

         10.      Regulation
                  ----------

                  This Agreement  shall be subject to the provisions of the 1933 Act, the 1940 Act and the Securities  Exchange Act and
                  the rules,  regulations and rulings  promulgated  thereunder and of the applicable rules and regulations of the NASD, from time to time in effect, and the terms hereof shall be interpreted and construed in accordance therewith.

         11.      Severability
                  ------------

                  If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         12.      Applicable Law
                  --------------

                  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Minnesota.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                               LBVIP VARIABLE INSURANCE ACCOUNT

                                               By Lutheran Brotherhood Variable Insurance
                                               Products Company

                                               By
                                                  -------------------------------------------
                                                  Bruce J. Nicholson, President
                                                  and Chief Executive Officer

                                               LUTHERAN BROTHERHOOD VARIABLE INSURANCE PRODUCTS COMPANY

                                               By
                                                  -------------------------------------------
                                                  Bruce J. Nicholson, President
                                                  and Chief Executive Officer

                                               THRIVENT INVESTMENT MANAGEMENT INC.

                                               By
                                                  -------------------------------------------
                                                  Bruce J. Nicholson, President